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                                                            Exhibit 99.(a)(1)(D)

                                  ELECTION FORM

Endwave Corporation
321 Soquel Way
Sunnyvale, CA  94085
Attn: Human Resources

     I have received Endwave Corporation's Offer to Exchange and Summary of Terms dated September 26, 2001, sent to employees holding options to purchase Common Stock of Endwave Corporation (the "Company" or "Endwave"), granted under its 2000 Equity Incentive Plan. Defined terms not explicitly defined herein but defined in the Offer to Exchange, shall have the same definitions as in the Offer to Exchange.

     Pursuant to the terms of the Offer, I elect to have one or more Eligible Options held by me, as specified below, cancelled in exchange for a right to receive Short-Term Options and New Options, as those terms are defined in the Offer. I hereby agree that, unless I revoke my election before 5:00 p.m. Pacific Daylight Time on October 25, 2001 (or a later expiration date if Endwave extends the Offer), my election will be irrevocable, and if accepted by Endwave, such surrendered Eligible Options will be cancelled in their entirety on October 25, 2001 (or a later expiration date if Endwave extends the Offer). I understand that, subject to my continuous employment through the grant date of the Short-Term Option and New Option, I will have the right to receive a Short-Term Option, to be granted on October 25, 2001 and a New Option, to be granted on or after April 26, 2002.

[_] I HEREBY ELECT TO CANCEL, upon the terms and conditions stated in the Offer, the following Eligible Option(s):

     ------------------ ---------------- ---------------   --------------- ---------------- ----------------
                                           Number of                                           Number of
       Option Number     Option Grant     Shares to be     Option Number    Option Grant     Shares to be
                             Date          Exchanged                            Date           Exchanged
     ------------------ ---------------- ---------------   --------------- ---------------- ----------------

     ------------------ ---------------- ---------------   --------------- ---------------- ----------------

     ------------------ ---------------- ---------------   --------------- ---------------- ----------------

     I understand that any Eligible Options granted to me on or after March 26, 2001 will automatically be surrendered for cancellation under the Offer even if such options are not listed above. I agree to deliver to Endwave the original stock option grant form(s) for such options, upon request. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election), and that such options will be cancelled as of October 25, 2001 (or a later expiration date if Endwave extends the Offer).

     I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Endwave (except on an at will basis). I agree that Endwave has made no representations or warranties to me regarding this Offer or the future pricing of Endwave's stock, and that my participation in this Offer is at my own discretion.

     I AGREE THAT ENDWAVE SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

[_]  I DO NOT accept the offer to exchange options


                                                              Date:
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         Optionee Signature

Name:
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         (Please print)

Endwave hereby agrees and accepts this Election Form, and such acceptance shall be binding on Endwave's successors, assigns and legal representatives:

ENDWAVE CORPORATION


By:                                                           Date:
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